Exhibit 21

SUBSIDIARIES OF FRONTDOOR, INC.

As of December 31, 2023, Frontdoor, Inc. had the following subsidiaries:

Entity Name	Entity Type	Domestic Jurisdiction	Country
American Home Shield Corporation	Corporation	Delaware	United States
American Home Shield of Arizona, Inc.	Corporation	Arizona	United States
American Home Shield of California, Inc.	Corporation	California	United States
American Home Shield of Florida, Inc.	Corporation	Florida	United States
American Home Shield of Iowa, Inc.	Corporation	Iowa	United States
American Home Shield of Maine, Inc.	Corporation	Maine	United States
American Home Shield of Oklahoma, Inc.	Corporation	Oklahoma	United States
American Home Shield of Texas, Inc.	Corporation	Texas	United States
American Home Shield of Virginia, Inc.	Corporation	Virginia	United States
American Home Shield of Washington, Inc.	Corporation	Washington	United States
Frontdoor Cayman Holdings Ltd.	Exempt Company	-	Cayman Islands
Frontdoor Global Holding Company I, Inc.	Corporation	Delaware	United States
Frontdoor India Private Limited	Private Limited Company	-	India
Frontdoor Home Services, Inc.	Corporation	Delaware	United States
Frontdoor Premium, Inc.	Corporation	Delaware	United States
Frontdoor Pro, Inc.	Corporation	Delaware	United States
Home Security Association, Inc.	Corporation	Wisconsin	United States
Home Security Association of Florida, Inc.	Corporation	Florida	United States
Home Security Association of Virginia, Inc.	Corporation	Virginia	United States
Home Security of America, Inc.	Corporation	Wisconsin	United States
Landmark Home Warranty, LLC	Limited Liability Company	Utah	United States
OneGuard Arizona, LLC	Limited Liability Company	Arizona	United States
OneGuard Nevada, LLC	Limited Liability Company	Nevada	United States
One Guard Texas, LLC	Limited Liability Company	Texas	United States
Frontdoor Pro Home Solutions, Inc.	Corporation	Delaware	United States
Frontdoor Pro Home Solutions Services, Inc.	Corporation	Delaware	United States
Steward of Texas, LLC	Limited Liability Company	Texas	United States
Streem, LLC	Limited Liability Company	Delaware	United States
US Hazard Disclosure, Inc.	Corporation	Delaware	United States